UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2005, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

• MoneyGram International, Inc. Executive Compensation Trust Agreement (the "Trust Agreement"). Upon recommendation of the Human Resources Committee of the Board, the Board of Directors approved the establishment of a grantor trust pursuant to the form of Trust Agreement in order to fund, upon and in the event of an actual or potential change in control (as defined in the Trust Agreement), MGI’s obligations under the MoneyGram International, Inc. Supplemental 401(k) Plan, as adopted August 18, 2005, and such other plans as the Board may designate in the future. It is expected that Wells Fargo Bank, N.A. will serve as the Trustee. A copy of the form of Trust Agreement is attached as Exhibit 99.01.

• Amended and Restated Indemnification Agreement (the "Indemnification Agreement"). The form of Indemnification Agreement incorporates an amendment to the existing form of director indemnification agreement to remove the stockholder ratification provision which is not required under Delaware law. The form of Indemnification Agreement remains unchanged in all other respects. A copy of the form of Indemnification Agreement is attached as Exhibit 99.02

• MoneyGram International, Inc. Amended and Restated Management and Line of Business Incentive Plan (the "Amended Incentive Plan"). Upon recommendation of the Human Resources Committee of the Board, the Amended Incentive Plan incorporates amendments to the existing plan to remove a provision that was inapplicable regarding salary criteria to be applied to the selection of participants and to modify the formula award parameters to indicate that most positions below director level will be less than the cap of 200% of salary. A copy of the Amended Incentive Plan is attached as Exhibit 99.03.

• 2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc. (Adopted December 17, 2004), As Amended November 17, 2005 (the "2005 Plan"). Upon recommendation of the Corporate Governance and Nominating Committee of the Board, the 2005 Plan incorporates amendments to the existing deferred compensation plan to (1) provide directors with the ability to defer their annual restricted stock awards under the 2005 Plan beginning with the 2006 stock award; and (2) bring the 2005 Plan into compliance with the provisions and regulations under new Section 409A of the Internal Revenue Code by adding a "double trigger" to the acceleration of benefits upon a Change of Control (as defined in the 2005 Plan) such that a lump sum distribution would be paid if there were both a Change of Control and the director also terminated service on the MGI Board. A copy of the 2005 Plan is attached as Exhibit 99.04.

• The MoneyGram International, Inc. Outside Directors’ Deferred Compensation Trust (the "Outside Directors’ Trust"). Upon recommendation of the Corporate Governance and Nominating Committee of the Board, the Outside Directors’ Trust was amended in order to add the 2005 Plan, described in the paragraph above, as a plan covered under such Trust. A copy of the Outside Directors’ Trust is attached as Exhibit 99.05.

Item 8.01 Other Events.

On November 17, 2005, MGI issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached as Exhibit 99.06.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

November 22, 2005	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.01	MoneyGram International, Inc. Executive Compensation Trust Agreement
99.02	Form of Amended and Restated Indemnification Agreement
99.03	MoneyGram International, Inc. Amended and Restated Management and Line of Business Incentive Plan
99.04	2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc.
99.05	The MoneyGram International, Inc. Outside Directors' Deferred Compensation Trust
99.06	Press Release dated November 17, 2005